Exhibit 99.1

InfoSpace Announces Agreement to Sell Payment Solutions

Business; Lightbridge, Inc. to Acquire Unit for $82 million

BELLEVUE, Wash. — March 1, 2004 — InfoSpace, Inc. (Nasdaq:INSP) today announced a definitive agreement to sell its Payment Solutions business to Lightbridge, Inc. (Nasdaq:LTBG) for $82 million in cash.

“We are pleased to have found such a strong partner for our Payment Solutions business,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “This is an excellent outcome for our Payment Solutions customers and employees.”

“We are excited to begin working with the dynamic Lightbridge organization,” said Prakash Kondepudi, executive vice president of InfoSpace Payment Solutions. “Throughout this process we have been impressed with the Lightbridge team and believe they will offer Payment Solutions strong focus and a broad platform for growth.”

As announced in October of 2003, InfoSpace is tightening its strategic focus to two businesses: Search & Directory and Mobile.

“Although Payment Solutions is a growing, profitable business, we feel it is in the best interest of our shareholders, customers and employees to focus on fewer opportunities,” said Voelker. “We see strong potential in both the online search and directory and mobile data industries, and will focus our resources toward capitalizing on those opportunities.”

InfoSpace Payment Solutions, which operates under the brand Authorize.Net, provides IP-based payment solutions that enable merchants to authorize, settle and manage electronic transactions. Authorize.Net is sold through an extensive network of reseller partners and leading financial institutions that offer its industry-leading payment services to their merchant customers. In 2003, Payment Solutions generated $27.8 million in revenue and $6.9 million in segment income (which excludes depreciation, amortization and allocation of certain corporate expenses).

The transaction is expected to be completed during the second quarter of 2004, and is subject to customary conditions, including the receipt of regulatory approval. Thomas Weisel Partners acted as financial advisor to InfoSpace.

More information on Authorize.Net can be found at http://www.authorize.net.

About InfoSpace, Inc.

InfoSpace, Inc. (Nasdaq:INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search &

Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. InfoSpace Payment Solutions enables merchants to authorize, settle and manage electronic transactions via its IP-based payment gateway, Authorize.Net.

More information can be found at http://www.infospaceinc.com.

About Lightbridge, Inc.

Lightbridge is a leading provider of technology services and software that manage customer transactions. Lightbridge’s suite of solutions leverages both intelligent automated systems and human expertise, delivered primarily via the efficiencies and cost savings of an outsourced business model. Businesses around the world use Lightbridge to manage their customer transactions so they can make smarter decisions, deliver better services, ensure secure payments and optimize the lifetime value of their customers.

For more information, visit the Company at http://www.lightbridge.com or call 800-LIGHTBR.

This release contains forward-looking statements regarding InfoSpace, Inc.’s products and services and future operating results including the Company’s planned sale of its Payment Solutions division. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include satisfaction of the closing conditions and completion of the sale of the Company’s Payment Solutions business. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward- looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT:

InfoSpace
Nancy Bacchieri, 425-201-8722
nancy.bacchieri@infospace.com

or

Lightbridge
Glen Zimmerman, 781-359-4705 (Media Relations)
gzimmerman@lightbridge.com
Susan Griffin, 781-359-4854 (Investor Relations)
sgriffin@lightbridge.com